Exhibit 99.1

                             RARE Hospitality Signs
         Definitive Agreement for Sale of Bugaboo Creek for $28 Million



    ATLANTA--(BUSINESS WIRE)--Feb. 27, 2007--RARE Hospitality International, Inc. (NASDAQ: RARE), today announced that it has signed a definitive agreement with Bugaboo Creek Acquisition LLC, a wholly owned subsidiary of Charlie Brown's Acquisition Corp., for the sale of RARE's Bugaboo Creek concept. Charlie Brown's Acquisition Corp. is owned by Trimaran Capital Partners, the New York-based private asset management firm. The purchase price will be $28 million, payable at closing. Consummation of the transaction, which is expected to occur in the third quarter of fiscal 2007, is subject to the closing of the purchaser's financing, obtaining necessary consents and other, customary closing conditions. Wachovia Securities advised RARE Hospitality on this transaction.

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: the ability to close the sale of the Company's Bugaboo Creek concept; failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2005, Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K, quarterly reports on Form 10-Q and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 334 restaurants, including 275 LongHorn Steakhouse restaurants, 26 Capital Grille restaurants and 31 Bugaboo Creek Steak House restaurants.



    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, 770-399-9595
             Chief Financial Officer